SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-CORE MATLS CORP

                    GAMCO INVESTORS, INC.
                                 2/20/03            3,000             1.3000
                                 2/19/03            5,000             1.3000
                                 2/18/03            7,000             1.2856
                    GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                 3/28/03            3,200             1.4234
                                 2/20/03            2,200             1.3100


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.